EXHIBIT 99.1

Tekmira Provides Periodic Update on TKM-Ebola Program

Commences Manufacture of New RNAi Therapeutic for Ebola - Guinea Variant

VANCOUVER, British Columbia, Oct. 21, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, provides an update on its Ebola program. The Company is reporting it has commenced limited GMP manufacture of a new therapeutic specifically targeting the Ebola – Guinea variant, which is the viral variant responsible for the Ebola epidemic currently prevalent in West Africa. Supply of this new product will be available in early December, 2014, for potential use by various collaborators. As definitive agreements are established we will provide updates accordingly.

The genomic sequence of the Ebola virus responsible for the current outbreak in West Africa has been determined from several viral isolates. The Company has completed the design of a modified RNAi therapeutic specifically targeting this viral variant, now termed 'Ebola-Guinea.' The ability to rapidly and accurately match the evolving genetic sequences of emerging infectious agents is one of the powerful features of RNAi therapeutics.

In September, we announced our active engagement with an International Consortium led by the International Severe Acute Respiratory and Emerging Infections Consortium (ISARIC), the University of Oxford, with representatives from the WHO, the US Centre for Disease Control (CDC), Médecins Sans Frontières (MSF), Institut Pasteur and others, on plans for potential expedited clinical trials in West Africa. The Wellcome Trust has awarded £3.2 million to the International Consortium to fund this initiative. The award includes funds for the manufacture of investigational therapeutics and to establish an operational clinical trials platform in two or more Ebola Virus Disease (EVD) treatment centers in West Africa. In this initiative, RNAi has been prioritized as a possible investigational therapeutic. However the use of our new product has not yet been confirmed.

As stated previously, the FDA authorized the Company to provide TKM-Ebola for treatment under expanded access protocols to patients with confirmed or suspected Ebola virus infections. The current supply of TKM-Ebola inventory is limited. However, Tekmira intends to continue to provide TKM-Ebola, if requested, to patients with confirmed or suspected Ebola virus infections under this regulatory framework. To date, several patients have been treated with the product and data collected will be provided to the FDA under the Company's Investigational New Drug Application (IND). We have established a similar framework with Health Canada for the potential use of TKM-Ebola for patients with confirmed or suspected Ebola virus infections.

The Company's IND for TKM-Ebola remains on partial clinical hold with respect to the multiple ascending dosing in healthy subjects. We expect this matter to be resolved this quarter.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi trigger molecules often require delivery technology to be effective as therapeutics. Tekmira believes its LNP technology represents the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers. Tekmira's LNP platform is being utilized in multiple clinical trials in various disease areas by Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates RNAi triggers with high efficiency in uniform lipid nanoparticles that are effective in delivering these therapeutic compounds to disease sites. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple regulatory agencies for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Joint Project Manager Medical Countermeasure Systems (JPM-MCS)

This work is being conducted under a $140M contract with the U.S. Department of Defense Joint Project Manager Medical Countermeasure Systems (JPM-MCS). JPM-MCS, a component of the Joint Program Executive Office for Chemical and Biological Defense, aims to provide U.S. military forces and the nation with safe, effective, and innovative medical solutions to counter chemical, biological, radiological, and nuclear threats. JPM-MCS facilitates the advanced development and acquisition of medical countermeasures and systems to enhance biodefense response capability. For more information, visit www.jpeocbd.osd.mil.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's strategy, future operations, clinical trials, prospects and the plans of management; limited GMP manufacture of the Ebola-Guinea product with supply available in early December 2014; potential use by various collaborators; the design of the "Ebola Guinea" product; and active engagement with an International Consortium that received funding from the Wellcome Trust for the manufacture of investigational therapeutics and the establishment of an operational clinical trials platform in two or more EVD treatment centers in West Africa; the prioritization of RNAi as an investigational therapeutic and the potential selection of Tekmira's products; and FDA grant of expanded access use of TKM-Ebola under Tekmira's IND; inventory of TKM-Ebola; providing TKM-Ebola, if requested, to patients with confirmed or suspected Ebola virus; Health Canada's establishment of a framework for use of TKM-Ebola; the partial clinical hold on the TKM-Ebola IND by the FDA and resolution of this matter in this quarter.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things, the clinical framework for emergency use of TKM-Ebola; the effectiveness and availability of TKM-Ebola in the treatment of Ebola virus; and the adequacy of funding from the Wellcome Trust for the anticipated program of the international consortium. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: TKM-Ebola may not prove to be effective in the treatment of Ebola infection under the emergency use framework, or at all; any uses of TKM-Ebola under emergency INDs are not controlled trials, and TKM-Ebola may be used on Ebola strains that have diverged from the strain to which TKM-Ebola is directed, and physicians treating patients may use more than one therapeutic intervention in addition to TKM-Ebola; the current supply of TKM-Ebola is limited, and Tekmira may not be able to respond to future requests for help in the current Ebola outbreak; manufacture of the Ebola-Guinea product, anticipated availability for clinical evaluation by the WHO, and supply of the Ebola-Guinea product in early December 2014 may not occur as currently anticipated, or at all; the FDA may not remove the partial clinical hold on the TKM-Ebola IND; the FDA may refuse to approve Tekmira's products, or place restrictions on Tekmira's ability to commercialize its products; funding provided by the Wellcome Trust may not be adequate for the anticipated program of the international consortium; manufacture of investigational therapeutics or the establishment of operational clinical trial platforms may not occur as currently anticipated, or at all; there can be no assurances that Tekmira's product will be selected by the consortium or be given to patients for treatment; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; and Tekmira may not receive the necessary regulatory approvals for the clinical development of Tekmira's products.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com or www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

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